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As filed with the Securities and Exchange Commission on April 20, 2007

Registration No. 001-33260

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

TYCO ELECTRONICS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0518048 (I.R.S. Employer Identification No.)

Second Floor,
90 Pitts Bay Road,
Pembroke HM 08,
Bermuda
Telephone: (441) 292-8674
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert A. Scott
Executive Vice President and General Counsel
Tyco Electronics
1050 Westlakes Drive
Berwyn, Pennsylvania 19312
Telephone: (610) 893-9560
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Steven R. Finley
Sean P. Griffiths
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Telephone (212) 351-4000
Fax: (212) 351-4035

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.20 per share	The New York Stock Exchange, Inc. Bermuda Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1. Business

        The information required by this item is contained under the sections "Summary," "Risk Factors," "Business" and "Relationship with Tyco International and Covidien" of the Information Statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the Information Statement. That section is incorporated herein by reference.

Item 2. Financial Information

        The information required by this item is contained under the sections "Summary," "Description of Capital Shares," "Selected Historical Combined Financial and Other Operating Data," "Unaudited Pro Forma Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement. Those sections are incorporated herein by reference.

Item 3. Properties

        The information required by this item is contained under the section "Business—Properties" of the Information Statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Tyco International and Tyco Electronics" of the Information Statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the Information Statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

        The information required by this item is contained under the section "Management" of the Information Statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

        The information required by this item is contained under the sections "Relationship with Tyco International and Covidien" and "Management" of the Information Statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

        The information required by this item is contained under the section "Business—Legal Proceedings" of the Information Statement. That section is incorporated herein by reference.

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Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters

        The information required by this item is contained under the sections "Risk Factors," "The Separation," "Dividends," "Management" and "Description of Capital Shares" of the Information Statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

        None.

Item 11. Description of Registrant's Securities to be Registered

        The information required by this item is contained under the section "Description of Capital Shares" of the Information Statement. That section is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

        The information required by this item is contained under the section "Description of Capital Shares—Liability and Indemnification of Directors and Officers" of the Information Statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Description of Capital Shares," "Selected Historical Combined Financial and Other Operating Data," "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements" of the Information Statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15. Financial Statements and Exhibits

  (a)
  Financial Statements

        The information required by this item is contained under the section "Index to Financial Statements" beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

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  (b)
  Exhibits

        The following documents are filed as exhibits hereto:

Exhibit Number	Description
2.1	Form of Separation and Distribution Agreement by and among Tyco International Ltd., Tyco Electronics Ltd. and Covidien Ltd.
3.1	Form of Memorandum of Association of Tyco Electronics Ltd.*
3.2	Certificate of Incorporation of Tyco Electronics Ltd.**
3.3	Form of Bye-laws of Tyco Electronics Ltd.*
4.1	Form of Tyco Electronics Ltd. Common Share Certificate*
10.1	Form of Tax Sharing Agreement by and among Tyco International Ltd., Tyco Electronics Ltd. and Covidien Ltd.
10.2	Tyco Electronics Ltd. 2007 Stock and Incentive Plan*
10.3	Director Deferred Compensation Plan*
10.4	Employment Agreement, dated October 1, 1999, between Tyco Electronics Logistics AG and Juergen Gromer*
10.5	Retention Agreement, dated March 22, 2006, between Tyco Electronics Ltd. and Juergen Gromer**
10.6	Employment Agreement, dated November 14, 2006, between Tyco Electronics Ltd. and Terrence Curtin*
10.7	Retention Agreement, dated May 26, 2006, between Tyco Electronics Ltd. and Terrence Curtin*
10.8	Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives*
10.9	Settlement Agreement, dated April 10, 2007, between Tyco Electronics AMP GmbH, Tyco Electronics Logistics AG, Tyco International Ltd. and Juergen Gromer
21.1	Subsidiaries of Tyco Electronics Ltd.
99.1	Information Statement

*
To be filed by amendment.

**
Previously filed.

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TYCO ELECTRONICS LTD.
By:	/s/ THOMAS J. LYNCH Thomas J. Lynch President

        Date: April 20, 2007

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES